APOLLO SENIOR FLOATING RATE FUND INC.
ARTICLES SUPPLEMENTARY
SERIES A PREFERRED STOCK

	Apollo Senior Floating Rate Fund Inc., a Maryland corporation (the "Corporation"), certifies to the State Department of Assessments and Taxation (the "SDAT") as follows:
	FIRST:  By Articles Supplementary filed with the
SDAT on March 24, 2011, the Corporation reclassified and designated 1,068 authorized but unissued shares of its common stock, $0.001 par value per share (the "Common Stock"), as shares of Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock.
	SECOND: Under a power contained in Article V of the charter of the Corporation (which, as restated, amended or supplemented from time to time, together with these Articles Supplementary, is referred to herein as the "Charter"), the Board of Directors of the Corporation, by duly adopted resolutions, reclassified and designated an additional 466 authorized but unissued shares of Common Stock as shares (the "Additional Series A Preferred Shares") of Series A Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock as set forth in the Charter. The Additional Series A Preferred Shares form a single series with, and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as, all other shares of Series A Preferred Stock.
	THIRD: The Additional Series A Preferred Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.
	FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
	FIFTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury. [SIGNATURE PAGE FOLLOWS]


		IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this ______ day of August, 2011.

ATTEST:     APOLLO SENIOR FLOATING RATE FUND
INC.


                               By:
Joseph D. Glatt                   Joseph Moroney
Secretary                         President